[LETTERHEAD OF CITIGROUP INC.]


                                                                   June 29, 1999


Universal Card Master Trust
c/o Universal Card Services Corp.
8787 Baypine Road
Jacksonville, Florida  32256

Universal Bank, N.A.
200 Brookstone Centre, Suite 110
Columbus, Georgia  31904

Universal Card Services Corp.
8787 Baypine Road
Jacksonville, Florida  32256


Ladies and Gentlemen:

         This opinion is being provided to you by the undersigned, as an Associate General Counsel--Corporate Law of Citigroup Inc., the ultimate parent company of Universal Bank, N.A. ("Universal Bank"). I have acted as counsel to Universal Card Master Trust (the "Trust"), Universal Bank and Universal Card Services Corp. ("UCS"), in connection with their filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (registration number 333-79497) (the "Registration Statement"), registering under the Securities Act of 1933, as amended (the "Act"), Asset Backed Certificates representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular series will be issued pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998 (the "Pooling and Servicing Agreement"), among Universal Bank, as transferor, UCS, as servicer and Bankers Trust Company, as trustee, and a related Series Supplement to the Pooling and Servicing Agreement (a "Series Supplement") among Universal Bank, as transferor, UCS, as servicer and Bankers Trust Company, as trustee, substantially in the forms filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement.

         I, or attorneys under my supervision, have examined and am familiar with such corporate records of the Company, certificates and other documents as I have deemed appropriate as a basis for the opinions expressed below.


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Universal Card Master Trust
Universal Bank, N.A.
Universal Card Services Corp.

Page 2

         On the basis of such examination and review, I advise you that, in my opinion:

           1. When the Series Supplement relating to a particular series of Certificates is duly and validly authorized, executed and delivered by Universal Bank, as transferor, UCS, as servicer and Bankers Trust Company, as trustee, such Series Supplement will constitute the valid and legally binding obligation of Universal Bank, as transferor, and UCS, as servicer, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and the rights of creditors of banks in particular, as such laws may relate to Universal Bank and to general principles of equity; and

           2. When the issuance, execution and delivery of the Certificates of a particular series have been duly authorized by Universal Bank, as transferor, and when such Certificates have been duly executed and delivered by Universal Bank in accordance with the Pooling and Servicing Agreement and the related Series Supplement and authenticated by the Trustee and issued and sold as contemplated by the Registration Statement and the Prospectus delivered pursuant to Section 5 of the Act in connection therewith, the Certificates will be legally and validly issued, fully paid and nonassessable and entitled to the benefits provided by such Series Supplement and the Pooling and Servicing Agreement.

         The opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus relating to the Certificates. I do not admit by giving this consent that I am in the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,

                                       /s/ Marla Berman Lewitus

                                       Marla Berman Lewitus
                                       Associate General Counsel--Corporate Law